SUBLICENSE AGREEMENT

      THIS SUBLICENSE AGREEMENT, made as of this 24th day of June, 2000 by and between MANHATTAN SCIENTIFICS, INC., a public Delaware corporation having offices located at 641 Fifth Avenue, New York, New York, USA ("MHTX") and Novint Technologies, Inc., a private New Mexico Corporation having offices located at 4900 Cutting Avenue NW, Albuquerque, New Mexico 87114 ("NOVINT").

                              W I T N E S S E T H:

      WHEREAS, MHTX is engaged in, among other things, research, development and marketing of certain proprietary technologies, and products incorporating such technologies; and

      WHEREAS, Novint is engaged in the research and development of certain proprietary technologies and products in the area of Haptics (as such term is defined in the R&D Agreement); and

      WHEREAS, pursuant to agreement dated April 11, 2000, Novint licensed the Sandia Software and Sandia Patents under terms and conditions set forth in the Sandia-Novint License;

      WHEREAS, MHTX desires to acquire an exclusive worldwide sub-license to the existing and developing Sandia Haptics Technologies in the Field of Use, subject to this Sublicense Agreement; and

      WHEREAS, pursuant to the R&D Agreement, MHTX is acquiring the Novint-MHTX License which is an exclusive worldwide license to the existing and developing Novint Technologies in the Field of Use;

      NOW, THEREFORE, upon good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I: DEFINITIONS.   As used in this Sublicense Agreement:

      1.1 "Field of Use" shall have the meaning given such term in the R&D Agreement with Sandia Haptics Technologies substituted for Novint Technologies.

      1.2 "Net Revenue" shall have the meaning given such term in the R&D Agreement with Sandia Haptics Technologies substituted for Novint Technologies.

      1.3 "Sandia Patents" shall have the meaning given such term in the Sandia-Novint License.

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      1.4 "Sandia Software" shall have the meaning given such term in the
Sandia-Novint License.

      1.5 "Sandia Haptics Technologies" shall mean the Sandia Patents and Sandia Software collectively and further shall have the meaning given such term in the R&D Agreement.

      1.6 "Sandia-Novint License" shall mean the License Agreement dated as of April 11, 2000 between Sandia Corporation and Novint relating to the Sandia Haptics Technologies, a photocopy of which is attached to this Sublicense Agreement as Exhibit A.

      1.7 "R&D Agreement" shall mean the Research and Development Agreement dated as of June 23, 2000 between MHTX and Novint relating, in part, to the Novint-MHTX License and the sublicense to be granted pursuant to this Sublicense Agreement, a photocopy of which is attached to this Sublicense Agreement as Exhibit B.

      1.8 "Novint-MHTX License" shall mean the license granted to MHTX by Novint of the Novint Technologies under the terms and conditions of the R&D Agreement.

      1.9 "Novint Technologies" shall have the meaning given such term in the R&D Agreement.

      1.10 "Sublicense" shall mean the rights granted to MHTX by Novint pursuant to the terms and conditions of this Sublicense Agreement.

      1.11 "R&D Royalty" shall have the meaning given such term in the R&D Agreement with Sandia Haptics Technology substituted for Novint Technologies.

      1.12 "License Royalty" shall have the meaning given such term in the R&D Agreement with Sandia Haptics Technology substituted for Novint Technologies.

ARTICLE 2: GRANT.

      2.1 Within the Field of Use, and subject to the terms, conditions, and restrictions of (i) this Sublicense Agreement, (ii) the Sandia-Novint License, and (iii) the R& D Agreement, Novint hereby grants to MHTX an exclusive, worldwide, perpetual sublicense in and to the Sandia Haptics Technologies for use in conjunction with the Novint-MHTX License. This grant of sublicense includes all of the existing worldwide intellectual property rights arising out of or relating to the Sandia Haptics Technologies, including without limitation patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, software, computer programs, source code, computer hardware, know-how, trade secrets, discoveries, ideas, concepts, techniques, designs, specifications, and the like.

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

      2.2 Subject to paragraph 1(f) of the R&D Agreement, the Sublicense includes, without limitation, the right of MHTX to develop, upgrade, manufacture, distribute and sell in all market segments, products incorporating the Sandia Haptics Technologies within the Field of Use, as well as the right to further develop, upgrade, and make derivative works based upon the Sandia Haptics Technologies within the Field of Use.

      2.3 The Sublicense includes, without limitation, the right of MHTX to sublicense and to sub-sublicense all of its rights under this Agreement; provided, however, that each such sub-licensee or sub-sub-licensee (together "Sub-Licensees") agrees to be subject to and bound by all of the terms and conditions of this Sublicense Agreement, the R&D Agreement, and of the Sandia-Novint License. Novint shall be a third party beneficiary of any agreement between MHTX and any sub-licensee or of any agreement between any sub-licensee and sub-sub-licensee.

      2.4 With respect to the Sandia Haptics Technologies, and within the Field of Use, all discoveries, improvements, derivative works, inventions, patents, copyrightable expressions, trademarks, computer programs, software, upgrades, source code, computer hardware, research and development results, trade secrets and the like, conceived or first reduced to practice or fixed, know-how, ideas, concepts, techniques, designs, specifications, and the like, whether now known or hereinafter created, conceived or otherwise developed by Novint and/or its employees, contractors or affiliates in the performance of any research and development, are included (without limitation) for all purposes in the Sublicense.

      2.5 MHTX shall not disclose source code or technical information about the Sandia Haptics Technologies to any third party without prior written approval of Novint. Nothing in the preceding sentence shall be construed to (i) require MHTX to obtain approval from Novint prior to licensing the Sandia Haptics Technologies to Sub-Licensees and providing such Sub-Licensees with copies of Web Browser Applications and Content Creation Applications (as defined in the R&D Agreement) for replication; or (ii) preclude MHTX from exercising its rights under paragraph 1(f) of the R&D Agreement.

      2.6 MHTX will use its reasonable best efforts to actively commercialize, and bring to market, products and services incorporating the Sandia Haptics Technologies within the Field of Use. Novint acknowledges that MHTX is a technology incubator, that MHTX is and will continue to be actively involved in the development and commercialization of several technologies other than the Sandia Haptics Technologies, and that MHTX will not be devoting its exclusive attention to the Sandia Haptics Technologies.

      2.7 As required by the Sandia-Novint License, should Novint fail to pay royalties due to Sandia Corporation upon monies Novint receives from MHTX, MHTX hereby agrees to pay such royalties due directly to Sandia Corporation.

ARTICLE 3: ROYALTIES. In consideration for the Sublicense, MHTX shall pay Novint royalties as and when specified in the R&D Agreement. For the sake of clarification, it is understood and agreed that the only royalties payable by MHTX are those specified in the R&D Agreement, and that this Agreement does not require the payment of other royalties in addition those specified in the R&D Agreement.

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

ARTICLE 4: BREACH. If at any time (i) MHTX is obligated and fails to pay Novint any portion of the R&D Royalty or the License Royalty that is due and payable, or (ii) breaches this Sublicense Agreement, or (iii) breaches the R&D Agreement, or (iv) the R&D Agreement is terminated by MHTX for any reason, or (v) if MHTX fails to use its reasonable best efforts to actively commercialize the Sandia Haptics Technologies within the Field of Use (each, a "MHTX Breach"), then in any such case Novint shall serve written notice of same to MHTX. If, within 90 days of receipt of such notice, MHTX fails to (a) cure such MHTX Breach, or (b) reasonably and in good faith, controvert such MHTX Breach in writing, then MHTX's Sublicense shall become non-exclusive. If MHTX controverts any MHTX Breach and it is finally determined that an MHTX Breach was committed, then MHTX's License shall become non-exclusive if such breach is not cured within 30 days of such final determination.

ARTICLE 5: INDEMNIFICATION.

      5.1 Novint hereby agrees to indemnify, defend and hold MHTX harmless from and against any and all liability, damage, claims (whether actual or threatened) or expense (including without limitation reasonable legal fees) arising out of or relating to the breach by Novint of any representation, warranty, covenant, or provision of this agreement.

      5.2 MHTX hereby agrees to indemnify, defend and hold Novint harmless from and against any and all liability, damage, claims (whether actual or threatened) or expense (including without limitation reasonable legal fees) arising out of or relating to the breach by MHTX of any representation, warranty, covenant, or provision of this agreement.

ARTICLE 6: NOTICES. Any notice or other communication in connection with this agreement shall be in writing and delivered by overnight courier and facsimile addressed to a party hereto at the addresses provided below (or to such person or address as such party shall specify in writing to the other parties hereto):

                                    If to Novint:

                                    Mr. Thomas Anderson
                                    Novint Technologies, Inc.
                                    4900 Cutting Avenue, NW
                                    Albuquerque, New Mexico  87114

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

                                    If to MHTX:

                                    Marvin Maslow, CEO
                                    Manhattan Scientifics, Inc.
                                    641 Fifth Avenue, Suite 36F
                                    New York, New York 10022

                                            And

                                    Jack Harrod, COO
                                    Manhattan Scientifics, Inc.
                                    127 Eastgate Drive

                                    Los Alamos, New Mexico 87544

                                        With a Copy to

                                    Scott L. Bach, Esq.
                                    Bach & Associates
                                    One Rockefeller Plaza, Suite 210
                                    New York, New York 10020

      Each party may designate a change of address by notice to the other party, given at least five (5) days before such change of address is to become effective.

      Any written notice shall be deemed to have been served forty-eight (48) hours after the date it was transmitted in accordance with the foregoing provisions.

ARTICLE 7: MISCELLANEOUS.

      7.1 MODIFICATION. This agreement contains the entire understanding between the parties with respect to the subject matter hereof, and any promises, representations, warranties or guarantees not herein contained shall have no force or effect unless in writing, signed by all parties. Neither this agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

      7.2 GOVERNING LAW AND OTHER MATTERS. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York. Novint and MHTX hereby (i) waive any right to trial by jury in any legal proceeding related in any way to this agreement; (ii) agree that venue of all disputes shall be in New York County; and (iii) waive any objection and consent to personal jurisdiction, subject matter jurisdiction and venue of and in the courts located in New York County.

      7.3 INVALIDITY. If any part of this agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

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

      7.4 BENEFIT OF AGREEMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns only and is not intended for the benefit of any other party.

      7.5 CAPTIONS. The captions of the various sections and paragraphs of this agreement have been inserted only for the purpose of convenience. Such captions are not a part of this agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of the agreement.

      7.6 INCORPORATION BY REFERENCE. All of the "Whereas" clauses at the beginning of this agreement, and all of the Schedules and Exhibits annexed hereto, are hereby incorporated by reference and made a part hereof.

      7.7 COUNTERPARTS; WHEN EFFECTIVE. This agreement may be executed in counterparts and/or via facsimile. This agreement shall become effective and enforceable upon MHTX's receipt of a fully and properly executed original notarized copy hereof bearing complete and mutually agreed copies of all schedules referenced herein.

      7.8 PROHIBITION OF ASSIGNMENT. None of the parties may assign this agreement to any third party without the prior written consent of all the parties hereto. Notwithstanding the foregoing, nothing shall prohibit any party from assigning its right to receive monies pursuant to this agreement to any third party, provided that the third party agrees that its right to receive monies is subject to the terms and conditions of this Agreement.

      7.9 FURTHER ASSURANCES. Novint and MHTX agree to promptly execute any and all documents and instruments necessary to effect, register, update and/or document the Sublicense. Further, MHTX agrees that it will place, or will require others with MHTX contracts, to place the trademark/service mark "e-Touch" on each product manufactured or service provided incorporating Sandia Haptics Technology.

      7.10 NON-DISCLOSURE. None of the parties (or their respective officers, directors and employees, as appropriate) shall disclose to third parties the terms of this Agreement, or the fact that it has been entered into, prior to August 1, 2000 or such other time to which the parties may agree.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


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

               MANHATTAN SCIENTIFICS, INC.


               By: _____________________________________
               Marvin Maslow, Chairman, CEO and President (on his 63rd birthday)


               NOVINT TECHNOLOGIES, INC.


               By: _____________________________________
                    Thomas Anderson, President

NOTARIZATION OF PARTY SIGNATURES:


                  MHTX:



                  NOVINT:

                                    EXHIBIT A

                              SANDIA-NOVINT LICENSE

                                    EXHIBIT B

                                  R&D AGREEMENT









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